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                                                                    EXHIBIT 16.1

March 1, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read Item 4 of Form 8-K dated March 1, 2001, of Tower Park Marina Investors, L.P. and are in agreement with the statements contained in the second fourth and fifth paragraphs on pages one and two therein, except that we did not review any interim financial statements filed with the Commission. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                             /s/ Ernst & Young LLP

                                                 Ernst & Young LLP